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                                                                 ABH (TSX, NYSE)
                                                                             US$

                 AbitibiBowater Announces Phase 1 of Action Plan
                          to Address Company Challenges

|| Reduces Paper Production Capacity by Approximately 1 Million Metric Tons || Increases Synergy Target to $375 Million |X| Targets $500 Million from
    Asset Sales
||  Suspends Dividend
||  Requests  Reopening of Canadian Union Contracts
||  Initiates Phase 2 Comprehensive Review

MONTREAL, November 29, 2007 - Following the initial phase of a comprehensive strategic review, the Board of Directors of AbitibiBowater Inc. has reviewed Management's recommendations and approved the following actions.

Phase 1

The Company will reduce its newsprint and commercial printing papers production capacity by approximately 1 million metric tons per year during the first quarter of 2008. The reductions include the permanent closure of the Belgo (Shawinigan, Quebec) and Dalhousie (New Brunswick) mills, as well as the indefinite idling of the Donnacona (Quebec) and Mackenzie (British Columbia)
paper mills. The Company will also indefinitely idle two Mackenzie sawmills directly supporting the Mackenzie paper operation. These facilities are not generating positive cash flows and are not expected to do so in the foreseeable future. They represent approximately 600,000 metric tons of newsprint, 400,000 metric tons of commercial printing papers, and 500 million board feet of lumber capacities. In spite of these capacity reductions, AbitibiBowater expects to continue growing its international newsprint sales in line with offshore market expansions.

Additionally, the Company will permanently close the previously idled Fort William (Thunder Bay, Ontario) and Lufkin (Texas) paper mills, as well as the #3 Paper Machine at the Gatineau (Quebec) facility. The previously idled operations had a total capacity of approximately 650,000 metric tons.

The Company also announced that it has raised its targeted synergies stemming from the merger to $375 million. "We are confident that we can achieve the original $250-million run rate by the end of the first quarter of 2009, and realize an additional $125 million within our originally announced two-year time frame, which extends through the end of 2009," said Executive Chairman John W. Weaver.


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As part of the action plan  unveiled  today,  AbitibiBowater  is reaching out to
both   unionized  and  salaried   employees  to  contribute  to   cost-reduction
initiatives. The Company is asking its Canadian union partners to reopen current labor agreements and explore ways to reduce overall labor costs and provide enhanced flexibility in the workplace. The salaried workforce will be impacted by on-going benefits harmonization.

With regard to the capacity reductions, the Company evaluated a range of options. "These were difficult decisions that were made after careful deliberation and represent the best course of action given the current economic conditions and significant challenge that lies before us. We are mindful of the impact these decisions will have on the employees and communities affected, and will be working with them to help mitigate the effects," said President and Chief Executive Officer David J. Paterson. "We are confident, however, that, as a result of the actions, AbitibiBowater will become a stronger, more globally competitive organization. I believe the initiatives unveiled today underscore our determination to adapt to today's rapidly changing market realities."

Overall,  the Company is targeting  $500  million  from asset  sales,  including non-core facilities, U.S. timberlands and the newsprint mill at Snowflake (Arizona), which must be divested under the terms of the agreement reached with the United States Department of Justice for approval of the Abitibi-Consolidated/Bowater combination. Proceeds will be used to support the three-year, $1-billion debt-reduction target.

Given the Company's focus on debt reduction, after careful deliberation, the Board of Directors has decided to suspend the dividend to shareholders. The Company will revisit this decision once clear progress has been made to achieve its financial targets.

The Company estimates it will incur cash closure costs of approximately $100 million related to severance and other closure charges as a result of these actions. Approximately $30 million of these closure costs will not impact AbitibiBowater earnings and will be recorded as liabilities in the purchase price allocation of its subsidiary, Abitibi-Consolidated Inc., as they relate to facilities owned by Abitibi-Consolidated. In addition, the Company estimates it will incur an after-tax asset impairment charge of approximately $110-$130 million in the fourth quarter related to Bowater Incorporated assets. An additional estimated $230-$270 million after-tax impairment charge related to assets owned by Abitibi-Consolidated is not expected to impact consolidated fourth quarter AbitibiBowater earnings as it will be eliminated by the fair value adjustments recorded in the purchase price allocation.

Phase 2

Over the next four months, the Company will undertake a comprehensive review of all aspects of the business in an effort to further reduce costs, improve its manufacturing platform and better position the Company in the global marketplace. The Company will be reaching out to various stakeholders in an effort to address challenges, which are exacerbated by the rapid rise of the Canadian dollar.

Given the specific pressures in Eastern Canada relative to wood availability, energy and labor, a second phase of closures could take place by mid-2008. Final decisions regarding the actions to be taken and the locations impacted will be confirmed in the second quarter of 2008.

Furthermore, over the next four months, AbitibiBowater will also be conducting an in-depth review of its wood products business with the objective of selling non-core assets, consolidating facilities where appropriate and curtailing or closing non-contributing operations.

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Immediate   challenges   notwithstanding,   AbitibiBowater   remains  intent  on
conducting its business with an unsurpassed commitment to sustainability, reflecting its ongoing commitment to environmental responsibility, social desirability and economic viability.

The difficult steps announced today are part of a comprehensive road map designed to better position the Company for the future, an objective that is clearly in the long-term best interests of all AbitibiBowater stakeholders - employees, shareholders, suppliers, customers and communities alike.

Investor Call

A conference call hosted by management to discuss this announcement will be held today at 4:30 PM (Eastern). Interested parties should dial 514-868-1042 or 866-898-9626 10 minutes before the beginning of the call, which will be webcast at www.abitibibowater.com, under the "Investors" section.

Participants not able to listen to the live conference call can access a replay, which also will be available on the "Investors" section of Company's website beginning an hour after the conclusion of the call and continuing until December 6, 2007, by dialing 514-861-2272 (passcode 3244150).

AbitibiBowater produces a wide range of newsprint and commercial printing papers, market pulp and wood products. It is the eighth largest publicly traded pulp and paper manufacturer in the world. Following the required divestiture agreed to with the U.S. Department of Justice, AbitibiBowater will own or operate 29 pulp and paper facilities and 35 wood products facilities located in the United States, Canada, the United Kingdom and South Korea. Marketing its products in more than 80 countries, the Company is also among the world's largest recyclers of newspapers and magazines, and has more third-party certified sustainable forest land than any other company in the world. The Company's shares trade under the stock symbol ABH on both the New York Stock Exchange and the Toronto Stock Exchange.

                                      -30-
Contacts

Investors                                        Media and Others
Duane Owens                                      Seth Kursman
864 282-9488                                     514 394-2398
                                                 seth.kursman@abitibibowater.com

Forward-Looking Statements

Statements in this news release that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about our planned reduction of newsprint and commercial printing papers capacity, the closures of certain of our paper and sawmills, our ability to realize synergies from the combination of Abitibi-Consolidated Inc. and Bowater Incorporated, the anticipated timing of and the progress of integration efforts related to the combination, our ability to meet our $1 billion debt reduction target (including the success of our program to sell non-core assets, consolidate operations and the success of other actions aimed at reducing our debt), our plan to suspend our dividend until business conditions improve, the continued growth of our international newsprint position, our competitive position, our ability to maintain and improve customer service levels, our financial performance, and our business outlook, strategies and assessment of market conditions. Forward-looking statements may be identified by the use of forward-looking terminology such as the words "will", "could", "expect", "believe", "anticipate", and other terms with similar meaning indicating possible future events or actions or potential impact on the business or stockholders of AbitibiBowater.

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


These forward-looking statements are not guarantees of future performance. They are based on management's assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, an inability to reduce newsprint and commercial printing capacity as quickly as anticipated, an inability to obtain timely contributions to our cost-reduction initiatives from our unionized and salaried employees, the continued strength of the Canadian dollar against the U.S. dollar, worsening industry conditions and further growth in alternative media, actions of competitors, the demand for higher margin coated and uncoated mechanical paper, our ability to realize announced price increases, and the costs of raw materials such as energy, chemicals and fiber. In addition, with respect to forward-looking statements relating to the combination of Abitibi-Consolidated and Bowater, the following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the risk that the businesses will not be integrated successfully or that the anticipated improved financial performance, product quality and product development will not be achieved; the risk that other combinations within the industry or other factors may limit our ability to improve our competitive position; the risk that the cost savings and other expected synergies from the transaction may not be fully realized or may take longer to realize than expected; and disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers. Additional factors are listed from time to time in AbitibiBowater's filings with the Securities and Exchange Commission and the Canadian securities regulatory authorities, including those factors contained in the company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 and the company's registration statement on Form S-3 filed on October 29, 2007, under the caption "Risk Factors." All forward-looking statements in this news release are expressly qualified by information contained in the company's filings with the Securities and Exchange Commission and the Canadian securities regulatory authorities. AbitibiBowater disclaims any obligation to update or revise these forward-looking statements.

Any information about industry or general economic conditions contained in this news release is derived from third-party sources that the company believes are widely accepted and accurate; however, the company has not independently verified this information and cannot assure its accuracy.

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